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      As filed with the Securities and Exchange Commission on July 13, 2001
                                                    Registration No. 033-80685


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                         POST EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                               ROADWAY CORPORATION
                      AS SUCCESSOR TO ROADWAY EXPRESS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                     DELAWARE                           34-1956254
         (State or Other Jurisdiction of             (I.R.S. Employer
         Incorporation or Organization)              Identification No.)

                               -------------------

                              1077 Gorge Boulevard
                                Akron, Ohio 44310
              (Address and Zip Code of Principal Executive Offices)

                               ------------------

                 ROADWAY EXPRESS, INC. 401(K) STOCK SAVINGS PLAN
                              (Full Title of Plan)
                               ------------------

                               John J. Gasparovic
                  Vice President, General Counsel and Secretary
                               Roadway Corporation
                              1077 Gorge Boulevard
                                Akron, Ohio 44310
                     (Name and Address of Agent for Service)

                                 (330) 384-1717
          (Telephone Number, Including Area Code, of Agent for Service)
                         ------------------------------




                                   Copies to:

                             Patrick J. Leddy, Esq.
                           Jones, Day, Reavis & Pogue
                               901 Lakeside Avenue
                              Cleveland, Ohio 44114
                                 (216) 586-3939
                         ------------------------------

         Pursuant to Rule 414(d) under the Securities Act of 1933, as amended (the "Securities Act"), Roadway Corporation, a Delaware corporation, as successor issuer to Roadway Express, Inc., a Delaware corporation, hereby adopts this Registration Statement, as amended, for all purposes under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). See "Description of the Transaction" herein.

         This Post-Effective Amendment to the Registration Statement shall become effective upon filing with the Securities and Exchange Commission (the "Commission") pursuant to Rule 464 under the Securities Act.




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DESCRIPTION OF THE TRANSACTION

         This post-effective amendment is being filed in connection with a corporate reorganization (the "Reorganization") of Roadway Express, Inc., a Delaware corporation ("Roadway Express"), into a holding company organizational structure, with Roadway Express becoming the wholly owned subsidiary of Roadway Corporation, a Delaware corporation ("Holding Company" or the "Registrant").

         The Reorganization was implemented in accordance with Section 251(g) of the Delaware General Corporation Law by the merger (the "Merger") of Roadway Merger Corp., a Delaware corporation and newly formed subsidiary of Holding Company ("Merger Co.") into Roadway Express, the surviving corporation. As a result of the Merger, Holding Company is the sole shareholder of Roadway Express. In the Merger, which was consummated on May 30, 2001, each share of common stock of Roadway Express, par value $.01 per share (each, a "Roadway Express Common Share"), was converted into one share of common stock of Holding Company, par value $.01 per share (each, a "Holding Company Common Share"). Accordingly, all of the Roadway Express Common Shares offered under the Roadway Express, Inc. 401(k) Stock Savings Plan (the "Plan") will be Holding Company Common Shares. In effecting the Reorganization, no vote or consent of the stockholders of Roadway Express was required or obtained. Section 251(g) permits a Delaware corporation to reorganize as a holding company without stockholder approval.

         Pursuant to Rule 414(d) under the Securities Act, Holding Company, as successor issuer to Roadway Express, hereby expressly adopts, as of May 30, 2001, the Registration Statement of Roadway Express on Form S-8 (Registration No. 033-80685), that is applicable to Roadway Express Common Shares issuable under the Plan, as the Registration Statement of Holding Company for all purposes under the Securities Act and the Exchange Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         (A) Holding Company: The following documents, which have previously been filed by Holding Company with the Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") (File No. 000-32821), are incorporated by reference herein and shall be deemed to be part of this Registration
Statement:

             (1)  Form 8-A, filed under the Exchange Act on May 30, 2001.

             (2) Annual Report on Form 11-K for the Roadway Express, Inc. 401(K) Stock Savings Plan.

         (B) Roadway Express: The following documents, which have previously been filed by Roadway Express with the Commission pursuant to the Exchange Act (File No. 0-600), are incorporated by reference herein and shall be deemed to be a part hereof:


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             (1)  Annual Report on Form 10-K for the fiscal year ended December
                  31, 2000;

             (2) Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001.

             (3)  Current Report on Form 8-K, filed on May 30, 2001.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Delaware law, a corporation may include in its certificate of incorporation ("Certificate") a provision that eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, but no such provision may eliminate or limit the liability of a director (i) for any breach of his duty of loyalty, (ii) for acts or omissions of in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (the "DGCL") (dealing with illegal redemptions and stock repurchases), or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Certificate limits personal liability of directors to the fullest extent permitted by Delaware law.

         Delaware law also provides that a corporation (a) must indemnify its directors, officers, employees, and agents for all expenses of litigation when they are successful on the merits or otherwise; (b) may indemnify such persons for the expenses, judgments, fines, and amounts paid in settlement of litigation (other than a derivative suit) even if they are not successful on the merits, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of criminal proceedings, have no reason to believe that their conduct was unlawful); and (c) may indemnify such persons for the expenses of a derivative suit even if they are not successful on the merits if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, provided that no such indemnification may be made on behalf of a person adjudged to be liable in a derivative suit, unless the Delaware Chancery Court determines that, despite such adjudication but in view of all of the circumstances, such person is entitled to indemnification. In any such case, indemnification may be made only upon determination by (i) a majority of the disinterested directors, (ii) independent legal counsel or (iii) the stockholders


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that indemnification is proper because the applicable standard of conduct was met. The advancement of litigation expenses to a director or officer is also authorized upon receipt by the board of directors of an undertaking to repay such amounts if it is ultimately determined that such person is not entitled to be indemnified for them.

         The Registrant's Certificate authorizes mandatory indemnification to the full extent permitted by Delaware law, and it authorizes the Registrant to enter into indemnification agreements with directors, officers and other persons entitled to indemnification thereunder. The Registrant's Certificate further authorizes the Registrant to provide by agreement for indemnification greater or different than set forth in the Registrant's Certificate. The Registrant has entered into indemnification agreements with its directors and certain officers that indemnify such persons to the maximum extent permitted by applicable law.

         It is anticipated that Roadway Corporation will obtain a directors' and officers' liability insurance policy, pursuant to which the directors and officers of Roadway Corporation will be insured against certain liabilities, including certain liabilities under the Securities Act and the Exchange Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

         4.1 Roadway Express, Inc. 401(k) Stock Savings Plan (the "Plan") (Incorporated by reference to Exhibit 4.3 of the Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 filed by Roadway Express, Inc. on June 4, 1997, including any amendment or report filed for the purpose of updating such description).

         4.2 Amendment No. 1 to the Roadway Express, Inc. 401(k) Stock Saving Plan (Incorporated by reference to Exhibit 4.4 of the Post-Effective Amendment to the Registration Statement on Form S-8 filed by Roadway Express, Inc. on June 4, 1997).

         4.3 Amendment No. 2 to the Roadway Express, Inc. 401(k) Stock Saving Plan (Incorporated by reference to Exhibit 4.5 of the Post-Effective Amendment to the Registration Statement on Form S-8 filed by Roadway Express, Inc. on June 4, 1997).

         4.4 Amendment No. 3 to the Roadway Express, Inc. 401(k) Stock Saving Plan (Incorporated by reference to Exhibit 4.6 of the Post-Effective Amendment to the Registration Statement on Form S-8 filed by Roadway Express, Inc. on June 4, 1997).

         4.5 Amendment No. 4 to the Roadway Express, Inc. 401(k) Stock Savings Plan.


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         4.6      Amendment No. 5 to the Roadway Express, Inc. 401(k) Stock
                  Savings Plan.

         4.7 Amendment No. 6 to the Roadway Express, Inc. 401(k) Stock Savings Plan.

         4.8 Amended and Restated Certificate of Incorporation of Roadway Corporation (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by Roadway Express, Inc. on May 30, 2001).

         4.9 Amended and Restated Bylaws of Roadway Corporation (Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed by Roadway Express, Inc. on May 30,
                  2001).

         23       Consent of Ernst & Young LLP, Independent Auditors.

         24.1 Power of Attorney for each officer and director of Holding Company signing this Registration Statement through an attorney-in-fact.

         24.2     Power of Attorney for the Plan Committee Members.

ITEM 9.  UNDERTAKINGS.

         (A)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement




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                                    or any material change to such information
                                    in the Registration Statement;

                  PROVIDED, HOWEVER, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (B) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

         (C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.






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                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, Roadway Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on this 13th day of July, 2001.

                                          ROADWAY CORPORATION


                                          /s/ Michael W. Wickham
                                          -------------------------------------
                                          Michael W. Wickham
                                          Chairman of the Board and Chief
                                          Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated as of July 13, 2001.

/s/ James D. Staley*                        /s/ Phillip J. Meek*
--------------------------------------      -----------------------------------
James D. Staley                             Phillip J. Meek
President and Chief Operating Officer       Director



/s/ J. Dawson Cunningham *                  /s/ Dale F. Frey*
--------------------------------------      -----------------------------------
J. Dawson Cunningham                        Dale F. Frey
Executive Vice President and                Director
Chief Financial Officer



/s/ John G. Coleman *                       /s/ Carl W. Schafer*
--------------------------------------      -----------------------------------
John G. Coleman                             Carl W. Schafer
Controller                                  Director



/s/ Frank P. Doyle*                         /s/ Sarah Roush Werner*
--------------------------------------      -----------------------------------
Frank P. Doyle                              Sarah Roush Werner
Director                                    Director


/s/ John F. Fiedler*
--------------------------------------
John F. Fiedler
Director


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* The undersigned by signing his name hereto, does sign and execute this
Registration Statement on Form S-8 pursuant to a Power of Attorney executed on behalf of the above-indicated officers and directors of Roadway Corporation and filed herewith as Exhibit 24 on behalf of Roadway Corporation and each such person.



                               By: /s/ John J. Gasparovic
                                   --------------------------------------------
                                   John J. Gasparovic, Attorney-in-fact



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                                  EXHIBIT INDEX


         4.1 Roadway Express, Inc. 401(k) Stock Savings Plan (the "Plan") (Incorporated by reference to Exhibit 4.3 of the Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 filed by Roadway Express, Inc. on June 4, 1997, including any amendment or report filed for the purpose of updating such description).

         4.2 Amendment No. 1 to the Roadway Express 401(k) Stock Saving Plan (Incorporated by reference to Exhibit 4.4 of the Post-Effective Amendment to the Registration Statement on Form S-8 filed by Roadway Express, Inc. on June 4, 1997).

         4.3 Amendment No. 2 to the Roadway Express 401(k) Stock Saving Plan (Incorporated by reference to Exhibit 4.5 of the Post-Effective Amendment to the Registration Statement on Form S-8 filed by Roadway Express, Inc. on June 4, 1997).

         4.4 Amendment No. 3 to the Roadway Express 401(k) Stock Saving Plan (Incorporated by reference to Exhibit 4.6 of the Post-Effective Amendment to the Registration Statement on Form S-8 filed by Roadway Express, Inc. on June 4, 1997).

         4.5 Amendment No. 4 to the Roadway Express, Inc. 401(k) Stock Savings Plan.

         4.6 Amendment No. 5 to the Roadway Express, Inc. 401(k) Stock Savings Plan.

         4.7 Amendment No. 6 to the Roadway Express, Inc. 401(k) Stock Savings Plan.

         4.8 Amended and Restated Certificate of Incorporation of Roadway Corporation (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by Roadway Express, Inc. on May 30, 2001).

         4.9 Amended and Restated Bylaws of Roadway Corporation (Incorporated by reference Exhibit 3.2 to the Current Report on Form 8-K filed by Roadway Express, Inc. on May 30, 2001).

         23       Consent of Ernst & Young LLP, Independent Auditors.

         24.1 Power of Attorney for each officer and director of Holding Company signing this Registration Statement through an attorney-in-fact.

         24.2     Power of Attorney for the Plan Committee Members.